Exhibit 1

                      REGULATION S INVESTOR REPRESENTATION
                           AND SUBSCRIPTION AGREEMENT

U.S. Environmental, Inc.
630 Parkview Tower
First Avenue
King of Prussia, PA 19406

Gentlemen:

1. Subscription. The undersigned subscriber (the "Purchaser") hereby irrevocably subscribes for and agrees to purchase 2,000,000 shares of U.S. Environmental, Inc., a Delaware corporation (the "Company"), Common Stock, par value $.0001 in accordance with the terms hereof in consideration of $150,000.

2. Representation and Warranties. The Purchaser hereby acknowledges, represents and warrants to and agrees with the Company as follows:

     (a) The Purchaser represents and warrants that it is not (1) a U.S. person (as defined in Rule 902(o) of Regulation S) or as set forth in Schedule "A" attached hereto).

     (b) The Purchaser acknowledges that the offer and sale of the Shares is not taking place within the United States, but rather in an offshore transaction. "United States" means the United States of America, its territories and possessions, and any state of the United States, and the District of Columbia. At the time the buy order for the Shares was originated, the Purchaser was outside the United States and is outside the United States as of the date of the execution and delivery of this agreement.


     (c) The Purchaser acknowledges its understanding that the offer and sale of the Shares intended to be exempt from registration under the Securities Act of 1933, as amended (the "Act"), by virtue of Regulation "S" promulgated thereunder.


     (d) The Purchaser acknowledges that the Shares have not been registered under the Act and, therefore, cannot be offered or sold in the United States or to U.S. persons for a period of a minimum of 40 days from the sale of securities, unless the Shares are registered under the Act, or an exemption from the registration requirements of the Act is available.

     (e) The Purchaser represents and warrants that if the certificate(s) is requested by the Purchaser to be issued in the name of a nominee, each and every beneficiary for which said certificate(s) is held by the nominee will be non-U.S. persons, as defined in Rule 902(o) of Regulation S. The Purchaser acknowledges that this Agreement and any certificate representing the Shares issued under this Agreement shall bear the restrictive legend set forth in
Paragraph  2(j)  of  this   Subscription   Agreement.   The  Purchaser   further

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acknowledges  that the Company will effect a conveyance  only in accordance with the regulations of Regulation S; the Company further agrees, subject to Regulation S, that upon lapse of the date inserted in the legends as described in Paragraph 2(j), the Company will, upon request of the Purchaser, reissue the certificate(s) within forty eight (48) hours, deleting said restrictive legend and any other encumbrances.

     (f) The Purchaser is not purchasing the Shares with the present intention of "distributing" the Shares on behalf of the Company or a "distributor" as defined in Regulation S, or any of the affiliates in the United States or to a U.S. person.

     (g) The Purchaser represents and warrants and hereby agrees that all offers and sales of the Shares by the Purchaser in the United States or to a U.S. person or otherwise shall be made only pursuant to our registration of the Shares, under the Act or an exemption from registration.

     (h) The Purchaser acknowledges that the Shares cannot be sold by it in the United States as part of a "distribution" plan as such term is defined in the Federal Securities Laws of the United States.

     (i) The Purchaser is not a "distributor" as defined in Regulation S. No "distributor" has been relied upon by the Purchaser to facilitate its purchaser of the Shares.

     (j) The Purchase  acknowledges  that this  Subscription  Agreement  and any certificate representing the Shares issued pursuant to this Subscription Agreement shall bear the following restrictive legend and stop-transfer instructions will be issued to any transfer agent of such Shares to insure compliance with the provisions of Regulation S and the Securities Act:

     "These Shares have been issued subject to Regulation "S" as an exemption to the registration provisions under the Securities Act of 1933, as amended. These Shares cannot be transferred, offered or sold in the United States or to U.S. Persons (as defined in Regulation "S") until after __________, 199 _, (40 days from the Closing Date)."

     (k) The Purchaser has executed this Subscription Agreement outside of the United States.

     (l) The Purchaser's name and place of business is as follows:

            Commodity Trade, Ltd.
            c/o Turicum Private Bank
            Turicum House
            315 Main Street
            P.O. Box 619
            Gibraltar

            IN WITNESS WHEREOF, the Purchaser has executed this Subscription Agreement on this __________, day of ________________, l99 _ .

            Commodity Trade, Ltd.
            c/o Turicum Private Bank
            Turicum House
            315 Main Street
            P.O. Box 619
            Gibraltar

            ---------------------
            (Signature and Title)

ACCEPTED BY:

U.S. ENVIRONMENTAL, INC.

By: /s/ Thomas R. Tate

Title: President

Dated: November 20, 1996